EARNEST MONEY CONTRACT

                                 by and between

                              PARAGON GROUP L.P.,

                                   as Seller

                                      and

                     CORNERSTONE REALTY GROUP INCORPORATED,

                                  as Purchaser

                        Premises: Brookfield Apartments
                                 Dallas, Texas

                           Date: December 10, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
Parties....................................................................  1


                                   ARTICLE I

                                    Property
                                    --------


Section 1.01.   Property...................................................  1

                                   ARTICLE II

                                 Purchase Price
                                 --------------


Section 2.01.   Purchase Price.............................................  2
Section 2.02.   Earnest Money..............................................  2
Section 2.03.   Independent Contract Consideration.........................  3


                                  ARTICLE III

                                  Review Items
                                  ------------

Section 3.01.   Survey.....................................................  3
Section 3.02.   Title Commitment...........................................  4
Section 3.03.   Other Review Items.........................................  4
Section 3.04.   Inspection.................................................  6
Section 3.05.   Insurance..................................................  6
Section 3.06.   Indemnity..................................................  7


                                   ARTICLE IV

                                 Review Period
                                 -------------

Section 4.01.   Review Period..............................................  7
Section 4.02.   Purchaser's Notice.........................................  7
Section 4.03.   Seller's Notice............................................  8
Section 4.04.   Termination................................................  9


                                      (i)

                                                                          Page
                                                                          ----

                                   ARTICLE V

                          Good and Indefeasible Title
                          ---------------------------

Section 5.01.   Conveyance.................................................  9
Section 5.02.   Owner Policy............................................... 10


                                   ARTICLE VI

                                    Closing
                                    -------

Section 6.01.   Closing.................................................... 10
Section 6.02.   Seller's Obligations....................................... 10
Section 6.03.   Purchaser's Obligations.................................... 12
Section 6.04.   Possession................................................. 12

                                  ARTICLE VII

                              Closing Adjustments
                              -------------------

Section 7.01.   General Prorations......................................... 12
Section 7.02.   Specific Prorations........................................ 13
Section 7.03.   Transaction Costs.......................................... 14
Section 7.04.   Brokerage Commissions...................................... 15
Section 7.05.   Survival................................................... 15

                                  ARTICLE VIII

                            Termination and Remedies
                            ------------------------

Section 8.01.   Purchaser's Default........................................ 15
Section 8.02.   Seller's Default........................................... 16
Section 8.03.   Survival................................................... 16

                                      (ii)

                                                                           Page
                                                                           ----

                                   ARTICLE IX

                   Representations, Warranties and Covenants
                   -----------------------------------------


Section 9.01.   Disclaimer................................................. 16
Section 9.02.   Seller's Representations................................... 18
Section 9.03.   Purchaser's Representations................................ 19
Section 9.04.   Discovery.................................................. 20
Section 9.05.   Operating Covenants........................................ 20

                                   ARTICLE X

                                    Notices
                                    -------


Section 10.01.   Notices................................................... 22


                                   ARTICLE XI

                                  Risk of Loss
                                  ------------

Section 11.01.   Minor Damage.............................................. 23
Section 11.02.   Major Damage.............................................. 24
Section 11.03.   Risk of Loss.............................................. 24


                                  ARTICLE XII

                                 Miscellaneous
                                 -------------


Section 12.01.   Entire Agreement.......................................... 25
Section 12.02.   No Recordation............................................ 25
Section 12.03.   No Rule of Construction................................... 25
Section 12.04.   Multiple Counterparts;
                 Governing Law............................................. 25
Section 12.05.   Attorneys' Fees........................................... 25
Section 12.06.   Assignment................................................ 25
Section 12.07.   Interpretation............................................ 26

                                     (iii)

                                                                           Page
                                                                           ----

Section 12.08.   Exhibits and Schedules.................................... 27
Section 12.09.   Modifications; Reporting Person........................... 27
Section 12.10.   Time of Essence........................................... 27
Section 12.11.   No Publicity.............................................. 28
Section 12.12.   Partial Invalidity........................................ 28
Section 12.13.   Facsimile Signatures...................................... 28
Section 12.14.   Section 1031 Exchange..................................... 28
Section 12.15.   Seller's Investment Committee............................. 28
Section 12.16.   Purchaser's Investment Committee.......................... 29

                                    EXHIBITS

                   Schedule 1 - schedule of Personal Property
                   ----------

                   Schedule 2 - schedule of Property Contracts
                   ----------

                   Exhibit A  - Legal Description
                   ---------

                   Exhibit B  - form of Deed
                   ---------

                   Exhibit C  - form of Assignment of Leases
                   ---------

                   Exhibit D  - form of Bill of Sale
                   ---------

                   Exhibit E  - form of Closing Memorandum
                   ---------

                   Exhibit F  - form of FIRPTA Affidavit
                   ---------

                   Exhibit G  - form of Tenant Letter
                   ---------

                   Exhibit H  - form of Representation Letter
                   ---------


                                      (iv)

                             EARNEST MONEY CONTRACT


THE STATE OF TEXAS    ss

                      ss  KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS      ss

      THIS EARNEST MONEY CONTRACT (the "Contract") is made and entered into as of this 10th day of December, 1996 (the "Effective Date") by and between PARAGON GROUP L.P., a Delaware limited partnership ("Seller"), whose business address is 7557 Rambler Road, Suite 1200, Dallas, Texas, 75231 and CORNERSTONE REALTY GROUP INCORPORATED, a Virginia corporation ("Purchaser"), whose business address is 306 East Main Street, Richmond, Virginia 23219.

                                   ARTICLE I

                                    Property
                                    --------

      Section 1.01. Property. Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, upon the terms and conditions set forth herein, the following properties and assets:

           (a) That certain tract of real property located in Dallas County, Texas, more particularly described in Exhibit A attached hereto and made a part hereof for all purposes, together with all and singular the rights, privileges, tenements, heriditaments, easements, appendages and appurtenances pertaining to such real property (all of the foregoing being hereinafter collectively referred to as the "Real Property").

           (b) All improvements, structures and fixtures with respect to and situated on the Real Property, including without limitation that certain 232 unit apartment complex and related surface parking areas located on the Real Property, commonly known as the "Brookfield Apartments" (all of the foregoing being hereinafter collectively referred to as the "Improvements").

           (c) All of Seller's right, title and interest, if any, in and to all leases and occupancy agreements and all amendments, modifications and letter agreements modifying or affecting said leases and occupancy agreements covering all or any portion of the Real Property and/or the Improvements (the

"Leases"), and all contract rights, licenses, condemnation proceeds or awards now pending or hereafter made with respect to the Real Property and/or the Improvements and all other intangible rights which are owned by Seller, if any, and which are appurtenant to the Real Property and/or the Improvements, including all right, title and interest of Seller, if any, in and to the name "Brookfield Apartments" (all of the foregoing being hereinafter collectively referred to as the "Intangible Property").

           (d) All equipment, machinery, appliances, furniture, furnishings, heating, ventilation and air conditioning systems and equipment and all other tangible personal property now owned by Seller, if any, and situated on the Real Property and used or to be used in connection therewith or with the Improvements as listed on Schedule 1 attached hereto (all of the foregoing being hereinafter collectively referred to as the "Personal Property").

All of the foregoing items purchased under this Contract shall be hereinafter sometimes referred to collectively as the "Property".

                                   ARTICLE II

                                 Purchase Price
                                 --------------

      Section 2.01. Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller shall be FIVE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($5,400,000.00). The Purchase Price shall be paid by Purchaser to Seller at the Closing (as hereinafter defined) in cash or immediately available wire transferred funds.

      Section 2.02. Earnest Money. On or before the second (2nd) business day following the Effective Date, Purchaser shall deposit the amount of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) as earnest money hereunder (such amount, together with all interest accrued thereon, is collectively referred to as the "Earnest Money Deposit"), with American Title Company (the "Title Company") whose business address is 6029 Belt Line Road, Suite 250, Dallas, Texas 75240 Attention: Carol Badgett. The Earnest Money Deposit shall, at the option of Purchaser, be in the form of cash, certified check, cashier's check or other immediately available funds. The Title Company shall hold the Earnest Money Deposit in an interest-bearing account at a bank designated by Seller, with all interest being paid to Purchaser or Seller, as the case may be, in accordance with the terms of this Contract. At the Closing, the Earnest Money Deposit shall be applied toward the Purchase Price, but otherwise the Earnest Money Deposit shall be held by the Title Company, returned to Purchaser, or delivered to Seller, in accordance with the terms of this Contract.

      Section 2.03. Independent Contract Consideration. In addition to the Earnest Money Deposit, Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY AND NO/100 DOLLARS ($50.00) (the "Independent Contract Consideration") which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract and Purchaser's right to inspect the Property pursuant to Section 3.04. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract and is non-refundable in all events.

                                  ARTICLE III

                                  Review Items
                                  ------------

      Section 3.01. Survey. Seller agrees to deliver, within ten (10) days from the Effective Date, one (1) print of Seller's most recent survey of the Property. Purchaser has the right, at Purchaser's expense, to obtain a new or recertified survey of the Property (the "Survey"). Purchaser may instruct the surveyor to (a) locate all easements, rights-of-way and building lines on the Real Property (identified by recording data, if applicable); (b) show the location and size of all Improvements on the Real Property and streets, roads and utility lines on or immediately adjacent to the Real Property; (c) reflect any encroachments and protrusions; (d) certify, if applicable, that no portion of the Real Property lies within the 100 year flood plain or within a flood prone area; (e) include an appropriate metes and bounds description of the Real Property; and (f) include a certification by the surveyor to Seller, Purchaser and the Title Company in form reasonably satisfactory to Purchaser and the Title Company. Subject to approval of the Survey by Seller, Purchaser and the Title Company, the metes and bounds description of the Real Property contained in the Survey, if applicable, shall be the description of the Real Property used in the Deed (as hereinafter defined).

      Section 3.02. Title Commitment. Seller agrees to deliver, within ten (10) days from the Effective Date, to Purchaser a current commitment for a Texas Owner's Policy of Title Insurance issued by the Title Company, as Agent for Lawyers Title Insurance Corporation (the "Title Commitment"), which sets forth the state of title of the Property and all exceptions, including easements, restrictions, rights-of-way, covenants, reservations or other conditions or matters affecting the Property which would appear in an owner's policy of title insurance, together with legible copies of such easements, restrictions, rights-of-way, covenants, reservations or other matters.

      Section 3.03. Other Review Items. In addition to the Survey and the Title Commitment, Seller will, to the extent available to and currently in Seller's possession, make available to Purchaser the following:

           (a) Copies of any hazardous materials reports in Seller's possession prepared for Seller during the thirty (30) months preceding the Effective Date. By providing copies of hazardous materials reports to Purchaser, Seller is not making any representations or warranties, implied or otherwise, as to the accuracy of the factual information provided or the conclusions formed by the consultants who prepared the hazardous materials reports. Further, Seller is making no representations or warranties as to the skill and care taken by the consultant in preparing the hazardous materials reports. Seller will not be responsible for conditions or consequences arising from relevant facts that were concealed, withheld, or not fully disclosed by the consultant, any regulatory or governmental agency, or from persons interviewed as part of the preparation of the hazardous materials report. Purchaser also acknowledges that the facts and conditions referenced in the hazardous materials report may change over time and the conclusions and recommendations set forth therein are applicable only to the facts and conditions as described in the hazardous materials report. Purchaser should use good faith efforts in determining whether the hazardous materials reports are accurate.

           (b) Operating statements for the Property in the format customarily prepared for Seller for the calendar year prior to the Effective Date and the most recently available interim period, including, without limitation, records of income, expenses, and capital expenditures.

           (c) Copies of all management, service, maintenance and other contracts in force with respect to the Property (collectively, the "Property Contracts") as listed on Schedule 2 attached hereto.

           (d) Copies of all Leases and other occupancy agreements in force with respect to the Property.

           (e) Copies of the ad valorem and personal property tax statements covering the Property for the current tax year (if available) and the tax year immediately preceding the Effective Date.

           (f) An original rent roll for the Property for the month preceding the Effective Date in the format customarily prepared for Seller and showing tenant names, vacant premises, expiration dates of all Leases, and a current schedule of rent for each lease.

           (g) A current schedule of all refundable security and other tenant deposits paid by tenants at the Property under existing Leases.

           (h) Copies of all insurance loss claims relating to the Property for the thirty (30) months preceding the Effective Date.

           (i) Seller has been advised by Purchaser that Purchaser is a public entity and that it is required to furnish statements to the Securities and Exchange Commission in connection with this acquisition. In the event Purchaser closes and purchases the Property, Seller agrees to make the information described in Section 3.03(a)-(h) above available for Purchaser to audit the last twelve (12) months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission. This Section 3.03(i) shall survive Closing.

Seller will instruct Seller's property manager to cooperate fully with Purchaser with respect to the foregoing review items subject to the provisions of this
Section 3.0. Notwithstanding the foregoing, Purchaser shall have no right to inspect (i) any internal memoranda or reports prepared by or on behalf of Seller which Seller deems confidential, nor (ii) any appraisals of the Property prepared by or on behalf of Seller. SUBJECT TO SECTION 9.02 HEREOF, PURCHASER ACKNOWLEDGES AND AGREES THAT ANY AND ALL REPORTS, AGREEMENTS, LEASES AND OTHER INFORMATION DELIVERED OR OTHERWISE MADE AVAILABLE TO PURCHASER UNDER THIS

CONTRACT OR OTHERWISE HAVE BEEN DELIVERED AND MADE AVAILABLE BY OR ON SELLER'S BEHALF WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, BY SELLER - IT BEING AGREED THAT SELLER DOES NOT VERIFY THE ACCURACY THEREOF. In the event this Contract shall terminate for any or no reason, Purchaser agrees to return to Seller, no later than two (2) days after request, all documents and other materials delivered to Purchaser hereunder.

      Section 3.04. Inspection. Purchaser shall have the right, upon reasonable notice to Seller, subject to the rights of tenants in possession, if any, pursuant to the Leases, to conduct on-site physical inspections of the Property (including, without limitation, termite inspections and environmental assessments) during the Review Period (hereinafter defined), including, without limitation, the right to enter and inspect all portions of the Property and all of Seller's books and records at the Property relating solely to the Property. Seller hereby directs the manager of the Property to reasonably cooperate with Purchaser in the exercise of Purchaser's inspection rights, subject to the terms of this Contract. A representative of Seller shall have the right to be present during any physical tests, inspections and investigations at or about the Property. Purchaser has no right to make any alterations to the Property without Seller's prior written consent. Purchaser shall, at Purchaser's sole expense, promptly fill and compact any holes and otherwise restore any damage to the Property caused as a result of any test, inspection or investigation by or on Purchaser's behalf. Any soil, waste or materials removed during any environmental testing must be properly disposed of by Purchaser at Purchaser's sole cost, even though Purchaser may elect to terminate the Contract. Purchaser shall not permit any liens or encumbrances to arise against the Property in connection with or as a result of such inspections, studies or investigations. The foregoing obligations shall survive the termination of this Contract.

      Section 3.05. Insurance. Purchaser has furnished Seller with evidence acceptable to Seller that Purchaser maintains public liability insurance with limits of at least $1,000,000 for bodily or personal injury or death, property damage insurance in an amount of at least $500,000, and contractual liability insurance with respect to Purchaser's indemnification obligations under Section 3.06(c) with respect to damage to the Property and/or injury to persons or property. Purchaser agrees to maintain such insurance policies in effect for a period of at least six (6) months following the earlier to occur of the Closing or the date of termination of this Contract.

      Section 3.06. Indemnity. Purchaser shall (a) hold any and all materials delivered to Purchaser under this Contract in confidence subject to the terms hereof; (b) not unreasonably interfere with the operation of the Property, or the business conducted by any tenant of the Property during any testing, inspection or investigation performed with respect to the Property; and (c) indemnify, protect, defend and hold Seller, its partners and their respective officers, directors, trustees, employees, agents, affiliates, successors and assigns harmless from and against any and all loss (including, without limitation, damage to the Property or injury to persons or property), cost, claim, liability or expense (including, without limitation, reasonable attorneys' fees) arising or resulting, directly or indirectly, from any unauthorized disclosure, test, investigation, inspection or contact made by Purchaser, or anyone acting on behalf of Purchaser, pursuant to this Contract, or otherwise. Seller agrees to promptly notify Purchaser of any claims as soon as they are made. Notwithstanding anything to the contrary contained herein, the provisions of this Section shall survive the termination of this Contract by either Purchaser or Seller, and/or the Closing and delivery of the Deed for a period of six (6) months following Closing. For purposes of this Section 3.06, unauthorized disclosure shall be a disclosure of proprietary and confidential information by Purchaser regarding the Property to a person or entity other than Purchaser's lending sources, investors, third parties performing Purchaser's due diligence review, and Purchaser's accountants, investment advisors and attorneys.

                                   ARTICLE IV

                                 Review Period
                                 -------------

      Section 4.01. Review Period. Purchaser shall have from the date of this Contract until 12:00 noon Dallas, Texas time, on the twenty first (21st) day following the Effective Date (the "Review Period") to review the Survey, the Title Commitment, and the items delivered by Seller to Purchaser under Section 3.03, and to conduct physical, mechanical, environmental and other inspections of the Property.

      Section 4.02. Purchaser's Notice. If for any reason Purchaser, in its sole and absolute discretion, is not satisfied with the condition of the Property or any portion thereof, or any matter in or pertaining to the items delivered or to be delivered by Seller to Purchaser pursuant to Article III of this Contract, or any other fact or situation with respect to the Property, then in such event Purchaser shall have the right to terminate this Contract by giving Seller written notice thereof (the "Purchaser's Notice"), and this Contract shall be immediately terminated upon Purchaser's delivery of the Purchaser's Notice to Seller and (except as otherwise provided below) the Earnest Money Deposit shall be returned to Purchaser, as Purchaser's sole and exclusive remedy. The Purchaser's Notice need not set forth the reason for such termination; provided, however, that if Purchaser, in its sole and absolute discretion, desires to give Seller an opportunity to cure Purchaser's dissatisfaction before Purchaser terminates this Contract, then Purchaser may state such intention in the Purchaser's Notice and shall set forth in reasonable detail the basis for any such dissatisfaction, in which event this Contract shall not be immediately terminated and Seller shall have the right, but not the obligation, to cure Purchaser's dissatisfaction or reduce the Purchase Price as set forth in Section 4.03 below. In the event Purchaser fails to deliver the Purchaser's Notice on or before the expiration of the Review Period then this Contract shall be immediately terminated and the Earnest Money Deposit shall be returned to Purchaser, as Purchaser's sale and exclusive remedy.

      Section 4.03. Seller's Notice. If Purchaser states in the Purchaser's Notice its intention to give Seller an opportunity to cure Purchaser's dissatisfaction before Purchaser terminates this Contract and includes therein the basis for Purchaser's dissatisfaction, then Seller shall have the right, but not the obligation, by delivery of written notice (the "Seller's Notice") to Purchaser within five (5) business days after Seller's receipt of the Purchaser's Notice, to elect either to (i) cure any such matter to the reasonable satisfaction of Purchaser at Seller's sole cost and expense, (ii) proceed to Closing, and reduce the Purchase Price by an amount equal to the cost to Purchaser of any such cure, or (iii) terminate the Contract. In the event Seller fails to deliver the Seller's Notice within such five (5) business day period, Seller shall be deemed to have waived Seller's rights to cure; the Earnest Money Deposit shall be returned to Purchaser, as Purchaser's sole and exclusive remedy; and this Contract shall be deemed terminated. If Seller delivers a Seller's Notice, Seller and Purchaser agree in good faith to reasonably determine, within five (5) business days after delivery of the Seller's Notice, the method, timing, cost and means to cure any such objectionable item, or the cost to Purchaser of any such cure, as the case may be. In the event Seller and Purchaser are unable, after the exercise of good faith efforts, to agree in writing on the curative action required or the amount to be reduced from the Purchase Price as a credit for the cost to cure, as the case may be, within such five (5) business day period, then, this Contract shall be deemed automatically terminated, and the Earnest Money Deposit shall be returned to Purchaser, as Purchaser's sole and exclusive remedy.

      Section 4.04. Termination. In the event that Purchaser elects to terminate this Contract in accordance with, and subject to the terms of this Article IV, the parties hereto shall be relieved of all liabilities and obligations hereunder (expressly, excluding, however, Purchaser's indemnity of Seller under Section 3.06 which shall survive any termination of this Contract by either party hereto) and the Earnest Money Deposit shall be refunded fully and promptly to Purchaser as Purchaser's sole and exclusive remedy.

                                   ARTICLE V

                          Good and Indefeasible Title
                          ---------------------------

      Section 5.01. Conveyance. At the Closing, Seller shall convey title to the Real Property and the Improvements to Purchaser by the Deed, free and clear of any and all deeds of trust, mortgages or other liens or indebtedness, encumbrances, conditions, easements, rights-of-way, assessments and restrictions, except for the following (collectively, the "Permitted Exceptions"):

           (a) Real estate taxes and assessments for the year in which the Closing occurs and subsequent years not yet due and payable.

           (b) All easements, restrictions, rights-of-way, party wall agreements, encroachments, covenants, reservations, agreements, licenses, conditions and other matters affecting all or any portion of the Property to the extent (i) reflected on Schedule B to the Title Commitment and approved or deemed approved by Purchaser; (ii) reflected on the Survey and approved or deemed approved by Purchaser; and/or (iii) created by or consented and agreed to in writing by Purchaser prior to or at the Closing.

           (c) All building restrictions, zoning regulations and other laws, rules and regulations, now or hereafter in effect, to the extent adopted by any municipal, governmental or other public authority and applicable to all or any portion of the Property.

           (d) The rights of tenants in possession as tenants only under the Leases.

      Section 5.02. Owner Policy. At the Closing, Seller shall, at Seller's sole cost and expense, purchase an Owner Policy of Title Insurance (the "Owner Policy"), in the standard ALTA form, issued by the Title Company in Purchaser's favor in an amount equal to the Purchase Price, insuring Purchaser's fee simple title to the Property subject only to the Permitted Exceptions, and the standard printed exceptions; provided, however, (a) the exception for restrictive covenants shall, as applicable, be deleted or shall list only those restrictive covenants as may be Permitted Exceptions; (b) any exception for parties in possession of the Real Property or the Improvements shall be limited to the rights of tenants in possession, as tenants only, pursuant to unrecorded leases;
(c) there shall be no general exception for visible and apparent easements, roads and highways or any other matters which would be disclosed by a current survey of the Property; and (d) at Purchaser's option and sole expense, the "survey exception" regarding area and boundary lines, encroachments and overlapping of improvements may be modified so as to refer only to "shortages in area".

                                   ARTICLE VI

                                    Closing
                                    -------

      Section 6.01. Closing. The purchase and sale of the Property (the "Closing") shall be held at the offices of the Title Company or at such other place as shall be agreed upon by Seller and Purchaser, and shall occur, subject to satisfaction of all conditions precedent set forth in this Contract, at 9:00 a.m. Dallas, Texas time on January 15, 1997, or such earlier date as may be mutually agreeable to Seller and Purchaser (the "Closing Date").

      Section 6.02. Seller's Obligations. At the Closing, Seller shall execute and deliver to Purchaser, and/or cause the execution and delivery by all parties other than Purchaser of, the following:

           (a) That certain special warranty deed (the "Deed") in the form attached hereto as Exhibit B and made a part hereof for all purposes, or as approved by the Title Company.

           (b) That certain assignment of leases (the "Assignment of Leases") in the form attached hereto as Exhibit C and made a part hereof for all purposes.

           (c) That certain blanket conveyance, bill of sale and assignment ("Bill of Sale") in the form attached hereto as Exhibit D and made a part hereof for all purposes.

           (d) That certain closing memorandum and indemnification agreement (the "Closing Memorandum") in the form attached hereto as Exhibit E and made a part hereof for all purposes.

           (e) That certain affidavit (the "FIRPTA Affidavit") in the form attached hereto as Exhibit F and made a part hereof for all purposes.

           (f) That certain tenant notification letter (the "Tenant Letter") in the form attached hereto as Exhibit G and made a part hereof for all purposes.

           (g) All keys to all locks on the Property and, to the extent in Seller's possession, original counterparts of all Leases, Property Contracts and other documents included within the Property. The items referred to in this clause (g) may be delivered at the Property rather than at the Closing.

           (h) A current rent roll in the form described in Section 3.03(f) certified by Seller as being true, correct and complete in all material respects as of the date thereof.

           (i) The Owner Policy, provided that the Title Company may deliver the Owner Policy to Purchaser following the Closing in accordance with the Title Company's customary practices.

           (j) Appropriate evidence of Seller's authority to consummate the transactions contemplated by this Contract.

           (k) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

           (l) Seller shall provide a termination of management agreement executed by Seller and Paragon Residential Services, Inc., without cost to Purchaser.

           (m) Such other documents as are normally transferred at Closing in Texas or are reasonably requested by Purchaser or its counsel.

           (n) A representation letter as normally required by auditors of a public company in the form attached hereto as Exhibit H executed by Seller. This clause shall survive Closing for one year.

     Section 6.03. Purchaser's Obligations. At the Closing, Purchaser shall deliver the balance of the Purchase Price (the Earnest Money Deposit being applied thereto) to Seller by wire transfer of immediately available funds, and shall execute and deliver to Seller, and/or cause the execution and delivery by all parties other than Seller of, the following:

           (a) The Assignment of Leases.

           (b) The Bill of Sale.

           (c) The Closing Memorandum.

           (d) The Tenant Letter.

           (e) Appropriate evidence of Purchaser's authority to consummate the transactions contemplated by this Contract.

           (f) Such other documents as are normally transferred at Closing in Texas or are reasonably requested by Seller or its counsel.

      Section 6.04. Possession. Possession of the Property shall be delivered by Seller to Purchaser at the Closing, subject to the Permitted Exceptions.

                                  ARTICLE VII

                              Closing Adjustments
                              -------------------

      Section 7.01. General Prorations. The following shall be apportioned at the Closing:

           (a) rents, if any, as and when collected (the term "rents" as used in this Contract including all rent and other payments due and payable under any Lease) and all other revenue from the Property;

           (b) taxes and other assessments (including personal property taxes on the Personal Property on the basis customarily followed in the locality of the Property), any apportionment of real estate taxes to be made with respect to a tax year for which either the tax rate or assessed valuation or both have not yet been fixed, to be upon the basis of the tax rate and/or assessed valuation last fixed; provided that the parties hereto agree that to the extent the actual taxes for the current year differ from the amount so apportioned at the Closing, the parties hereto will make all necessary adjustments by appropriate payments between themselves following the Closing, and this provision shall survive delivery of the Deed;

           (c) payments under any service and/or other contracts that are not otherwise terminated at or prior to Closing;

           (d) gas, electricity and other utility charges, if any, to be apportioned on the basis of meter readings on the day immediately prior to the Closing; and

           (e) other operating expenses of the Property incurred during the month in which the Closing occurs, including, without limitation, costs due and payable by Seller under, or with respect to, any Lease of all or any portion of the Property.

In making such apportionments, Purchaser shall be entitled to rents and other income paid with respect to the day of the Closing, and Purchaser shall be responsible for taxes and other expenses incurred with respect to the day of the Closing. All such apportionments shall be subject to post-closing adjustments as necessary to reflect later relevant information not available at the Closing and to correct any errors made at the Closing with respect to such apportionments; provided, however, that such apportionments shall in any event (i.e., regardless of whether later relevant information becomes available or errors are discovered) be deemed final and not subject to further post-closing adjustment on the sixtieth (60th) day following the Closing Date. Seller and Purchaser agree that, except as otherwise set forth herein, all costs and expenses actually incurred in connection with the ownership, operation, leasing, repair, maintenance or management of the Property shall, to the extent attributable to the period prior to the Closing Date, be the sole responsibility of Seller, and shall, to the extent attributable to the period from and after the Closing Date, be the sole responsibility of Purchaser.

      Section 7.02. Specific Prorations. Anything hereinabove contained to the contrary notwithstanding:

           (a) Seller and Purchaser agree that all rents received after the Closing shall be applied first to any rent unpaid for the month of the Closing, then to current rentals, if any, in the order of their maturity, and then to delinquent rentals in inverse order of maturity (i.e., to be applied to the most recent delinquent rental first, and so on, until the oldest delinquent rental has been paid), and Purchaser shall promptly deliver to Seller any such delinquent rentals received after the Closing which remain to be applied to rent obligations which accrued prior to the Closing. Purchaser has no obligation to collect any past due rents owed Seller as of the Closing Date. Seller may, at Seller's option, institute an action to collect any delinquent rentals after the Closing from tenants who are no longer in occupancy at the Closing, but not otherwise.

           (b) At the Closing, Seller shall credit to the account of Purchaser against the Purchase Price any security and other tenant deposits paid by tenants at the Property under then existing Leases, less any security deposits previously applied by Seller to rents or other charges accruing pursuant to the Leases.

           (c) As to gas, electricity and other utility charges, Seller may elect to pay one or more of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereunto and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing.

           (d) At the Closing, Purchaser shall receive a credit from Seller in an amount equal to $500 for each apartment unit which is not "rent ready" as required by Section 9.05(e); provided, however, such aggregate credit shall not exceed $5,000.

      Section 7.03. Transaction Costs. With the exception of (a) any fees or real estate commissions (which are subject to and governed by the provisions of Section 7.04); (b) all attorneys' fees and expenses, if any, of counsel to Purchaser (which shall be borne by Purchaser); (c) any inspection or other cost incurred by Purchaser (which shall be borne by Purchaser); (d) all attorneys' fees and expenses of counsel to Seller (which shall be borne by Seller); (e) the cost of an update of the Survey (which shall be borne by Seller); and (f) the cost of the Owner Policy (which shall be borne by Seller); all other transaction costs actually incurred, including, without limitation, any escrow and other charges of the Title Company, and recording fees shall be apportioned in accordance with local custom in the State of Texas.

      Section 7.04. Brokerage Commissions. Seller agrees to pay to O'Boyle Properties ("Broker") a real estate commission equal to two percent (2.00%) of the purchase price if, and only if, the Closing occurs in accordance with this Contract, but not otherwise. Except for Broker, Seller and Purchaser acknowledge and agree that neither has dealt with any other real estate broker, agent or salesman, and any other fees or real estate commissions occasioned by the execution and/or consummation of this Contract shall be the sole responsibility of the party contracting therefor, and such party agrees to indemnify and hold harmless the other party for any and all losses or expenses attributable to such other fees or real estate commissions. By its signature hereto, Broker represents to Seller and Purchaser that such broker has not entered into any arrangement with any other party whereby such other party is entitled to any commission or finder's fee in connection with this transaction, and such broker agrees that should any claim be made for brokerage commissions or finder's fees by any other party claiming by, through or on account of any acts of such broker or its representatives, such broker shall hold Purchaser and Seller free and harmless from and against any and all loss, cost, damage and expense in connection therewith. In the event the transaction envisioned hereby fails to close for any reason, including without limitation either party's default, neither party shall have any obligation for the payment to Broker or any other person of any commission or similar type fee hereunder, or otherwise. Purchaser has been and is hereby advised that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's selection or Purchaser should be furnished with a policy of title insurance.

      Section 7.05. Survival. The terms of this Article shall survive the Closing and delivery of the Deed or, if applicable, the earlier termination of this Contract.

                                  ARTICLE VIII

                            Termination and Remedies
                            ------------------------

      Section 8.01. Purchaser's Default. In the event that Purchaser should fail to consummate this Contract for any reason, except Seller's default or the permitted termination of this Contract by Purchaser or Seller as herein expressly provided, Seller shall be entitled, as Seller's sole and exclusive remedy, to terminate this Contract and receive the Earnest Money Deposit and Seller's acceptance (by negotiation, deposit or otherwise) of the Earnest Money Deposit shall conclusively operate to terminate this Contract and release and fully discharge Seller and Purchaser from any and all liability hereunder (expressly excluding, however, Purchaser's indemnity of Seller under Section
3.06 which shall survive termination of this Contract by either party). Seller and Purchaser acknowledge and agree that delivery of the Earnest Money Deposit shall be deemed liquidated damages for Purchaser's breach of this Contract, it being further agreed that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money Deposit is a reasonable estimate thereof. Prior to delivery of the Earnest Money to Seller, Seller shall give Purchaser seventy-two hours prior notice of same.

      Section 8.02. Seller's Default. In the event that Seller should fail to consummate this Contract for any reason, except Purchaser's default or the permitted termination of this Contract by either Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as Purchaser's sole and exclusive remedies, to either (a) the return of the Earnest Money Deposit and Purchaser's acceptance (by negotiation, deposit or otherwise) of the Earnest Money Deposit shall conclusively operate to terminate this Contract and release and fully discharge Seller and Purchaser from any and all liability hereunder (expressly excluding, however, Purchaser's indemnity of Seller under Section
3.06 which shall survive any termination of this Contract by either party hereto); or (b) enforce specific performance of Seller's obligations hereunder, subject, however, to all conditions and termination rights set forth herein and Purchaser shall be entitled to all costs or expenses (including reasonable attorneys' fees) incurred by Purchaser in pursuing its remedy under this Section 8.02(b). Purchaser shall have no right to sue for or seek, whether at law, in equity or otherwise, any monetary award or judgment and/or any consequential, incidental or other damages against Seller, any officer, trustee, director, employee or agent of Seller, or their respective successors and assigns all of which are hereby knowingly, voluntarily and intentionally waived, released and discharged by Purchaser.

      Section 8.03. Survival. The terms of this Article shall survive the Closing and delivery of the Deed or, if applicable, the earlier termination of this Contract.

                                   ARTICLE IX

                   Representations, Warranties and Covenants
                   -----------------------------------------

      Section 9.01. Disclaimer. PURCHASER AGREES THAT PURCHASER IS BEING AFFORDED THE RIGHT TO PERFORM EXAMINATIONS AND INVESTIGATIONS OF THE PROPERTY PRIOR TO THE EXPIRATION OF THE REVIEW PERIOD, INCLUDING, WITHOUT LIMITATION, EXAMINATION AND

INVESTIGATION FOR THE PRESENCE OF ASBESTOS, PCB EMISSIONS, CLEANING SOLVENTS (E.G., PCE), UNDERGROUND STORAGE TANKS AND HAZARDOUS WASTES ON ALL OR ANY PORTION OF THE PROPERTY, AND FOR THE PROPERTY'S COMPLIANCE WITH ANY AND ALL HANDICAPPED ACCESSIBILITY LAWS, RULES AND REGULATIONS (E.G., AMERICANS WITH DISABILITIES ACT OF 1990, OR ANY OTHER LAW, RULE OR REGULATION). PURCHASER WILL RELY SOLELY UPON SUCH EXAMINATIONS AND INVESTIGATIONS IN PURCHASING THE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, AND EXCEPT AS PROVIDED IN SECTION 9.02, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT PURCHASER IS ACQUIRING THE PROPERTY "AS IS" AND "WHERE IS", AND WITH ALL FAULTS AND THAT, EXCEPT AS SET FORTH IN SECTION 9.02 AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, STATUTORY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, VALUE OF THE PROPERTY OR IMPROVEMENTS THEREON, HANDICAPPED ACCESSIBILITY LAW COMPLIANCE, PRESENCE/ABSENCE OF HAZARDOUS MATERIALS, ELECTROMAGNETIC FIELD EXPOSURE LEVELS OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY OR THIS CONTRACT (INCLUDING, WITHOUT LIMITATION, WARRANTIES OF HABITABILITY, WARRANTIES OF MERCHANTABILITY AND/OR OF FITNESS FOR A PARTICULAR PURPOSE), WHICH MIGHT BE PERTINENT IN CONSIDERING THE MAKING OF THE PURCHASE OF THE PROPERTY OR THE ENTERING INTO OF THIS CONTRACT, AND PURCHASER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS OFFICERS, TRUSTEES, DIRECTORS, AND THEIR RESPECTIVE AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ANY AND ALL CLAIM, OBLIGATION AND LIABILITY (WHETHER BASED IN TORT, UNDER CONTRACT OR OTHERWISE) ATTRIBUTABLE, IN WHOLE OR IN PART, TO ANY SUCH REPRESENTATION, EXCEPT FOR THOSE PROVIDED IN SECTION 9.02 AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, AND/OR ALLEGED REPRESENTATION, AND FURTHER PURCHASER DOES HEREBY EXPRESSLY ACKNOWLEDGE THAT, EXCEPT AS SET FORTH IN SECTION
9.02 AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, NO SUCH REPRESENTATIONS HAVE BEEN MADE. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY WARRANTIES, EITHER EXPRESSED OR IMPLIED, GUARANTEES, PROMISES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY MADE OR FURNISHED BY BROKER, OR ANY AGENT, BROKER, EMPLOYEE, SERVANT OR OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER. PURCHASER HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES SELLER FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION THAT PURCHASER MAY HAVE AGAINST SELLER WITH RESPECT TO ANY COSTS, LOSSES, EXPENSES OR OTHER LIABILITIES INCURRED IN CONNECTION WITH PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION, INDEMNITY OR REIMBURSEMENT PROVIDED UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, THE RESOURCE CONSERVATION AND RECOVERY ACT OR ANY OTHER FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAW, RULE OR REGULATION. THE TERMS OF THIS SECTION 9.01 SHALL BE DEEMED INCORPORATED

INTO EACH DOCUMENT EXECUTED BY SELLER AT THE CLOSING REGARDLESS OF WHETHER A SPECIFIC REFERENCE TO THIS SECTION IS MADE THEREIN. FURTHER, THE TERMS OF THIS
SECTION 9.01 SHALL SURVIVE THE TERMINATION OF THIS CONTRACT AND/OR THE CLOSING AND DELIVERY OF THE DEED. NOTHING CONTAINED IN THIS SECTION 9.01 SHALL LIMIT OR IMPAIR THE SPECIAL WARRANTY OF TITLE SET FORTH IN THE DEED, EXCEPT WHERE OTHERWISE AGREED UPON.

      Section 9.02. Seller's Representations. Seller hereby represents and warrants to Purchaser as follows:

           (a) Seller has all requisite power and authority to carry on its business as now conducted.

           (b) Seller has the capacity and complete authority to enter into and perform this Contract, and no consent, approval or other action by any other person or entity (other than the persons signing this Contract on behalf of Seller) will be needed thereafter to authorize Seller's execution and performance of this Contract. The execution and performance of this Contract is not prohibited by, and does not constitute a default under, any agreement to which Seller is a party or by which Seller is bound.

           (c) Seller is not a "foreign person", "foreign partnership", nor a "foreign corporation" as those terms are defined in Section 7701 of the Internal Revenue Code of 1986, as amended.

           (d) To Seller's knowledge, there is no pending litigation filed with respect to the Property.

           (e) To Seller's knowledge, Seller has not received written notice from any governmental authority reflecting eminent domain or condemnation proceedings covering the Property.

           (f) To Seller's knowledge, Seller has not received written notice from any governmental authority that the Property is currently-in violation of any zoning, building, fire or health statute, ordinance or regulation.

           (g) To Seller's knowledge, Seller has not received written notice from any governmental, or regulatory authority reflecting an existing environmental hazard on the Property.

           (h) To Seller's knowledge, the items delivered to Purchaser under
      Section 3.03(b), (c), (d), (e), (f), (g) and (h) are true and correct in all material respects.

           (i) The Personal Property is owned by Seller free and clear of any liens or encumbrances subject to the Permitted Exceptions.

           (j) To the best of Seller's knowledge, there are no unsatisfied judgments or pending bankruptcies against Seller with respect to the Property.

      References to the "knowledge" of Seller above shall refer only to the actual knowledge (as opposed to constructive, deemed or imputed knowledge) of Brenda Meetze and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon Brenda Meetze any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller represents that Brenda Meetze is a Vice President of Paragon Residential Services, Inc., the current manager of the Property.

      Section 9.03. Purchaser's Representations. Purchaser hereby represents and warrants to Seller as follows:

           (a) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Virginia, has duly qualified to conduct business in the State of Texas, and has all requisite power and authority to carry on its business as now conducted.

           (b) Purchaser has the capacity and complete authority to enter into and perform this Contract, and no consent, approval or other action by any person or entity (other than the person signing this Contract on behalf of Purchaser) will be needed thereafter to authorize Purchaser's execution and performance of this Contract. The execution and performance of this Contract is not prohibited by, and does not constitute a default under, any agreement to which Purchaser is a party or by which Purchaser and its assets may be bound.

           (c) Purchaser has knowledge and experience in financial and business matters that enables it to analyze the merits and risks of the transactions contemplated hereby, and Purchaser is not in a significantly disparate bargaining position with respect to Seller or such transaction.

      Section 9.04. Discovery. In the event that either Seller or Purchaser discovers, prior to or at the Closing, that any representation or warranty of the other party under this Article IX is false, misleading or inaccurate in any material respect, the discovering party may, at its option, terminate this Contract and the parties hereto shall be relieved of all liabilities and obligations hereunder (expressly excluding, however, Purchaser's indemnity of Seller under Section 3.06 which shall survive any termination of this Contract by either party hereto) and (a) if Purchaser discovers that a representation or warranty made by Seller under Section 9.02 is materially false, misleading or inaccurate, Purchaser shall have the right to pursue its rights and remedies under Section 8.02 of this Contract, but (b) if Seller discovers that a representation or warranty made by Purchaser under Section 9.03 is materially false, misleading or inaccurate, Seller shall be entitled to pursue its remedies under Section 8.01 of this Contract. Neither Seller nor Purchaser shall have the right to rely on any representation or warranty of the other party set forth herein, in any document delivered at the Closing, or otherwise, to the extent that the relying party, on the Closing Date, knows that such representation or warranty is false, misleading or inaccurate. Representations and warranties under this Article IX shall fully survive the Closing and the delivery of the Deed, but to the extent that neither Seller nor Purchaser has made any claim as to the breach of any such representation or warranty within six (6) months after the Closing Date, such representations and warranties will terminate and be of no further force and effect. In the event Purchaser discovers after the Closing that any representation or warranty is false, misleading or inaccurate in any material respect, Purchaser shall have no right to request a rescission of this Contract for failure of a condition precedent nor to otherwise pursue an action against Seller for punitive, treble or other damages, if any, incurred by Purchaser as a result thereof, but Purchaser shall otherwise be entitled to pursue an action against Seller for actual damages incurred by Purchaser, if any, as a result thereof.

      Section 9.05. Operating Covenants. Seller agrees to operate and maintain or cause to be operated and maintained the Property prior to the Closing in a prudent and reasonable manner consistent with its current operating procedures. In connection with the foregoing, Seller covenants for so long as this Contract remains in effect as follows:

           (a) Seller shall not create nor permit to exist any lien, encumbrance or charge on the Real Property or the Improvements, other than liens or encumbrances either noted in the Title Commitment or those which shall be released at Closing at Seller's expense; provided, however, Seller shall have the right to contest any such liens and encumbrances so long as a bond is posted by Seller and/or other procedures reasonably acceptable to the Title Company and Purchaser, so as to permit the Title Company to issue the Owner Policy without exception to any such lien or encumbrance, and in such event Purchaser shall have no right to terminate this Contract as a result of any such lien or encumbrance.

           (b) Seller shall neither transfer nor remove any Personal Property or fixtures from the Property subsequent to the date hereof, except in the ordinary course of business or for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be reasonably comparable in quantity and quality to the item(s) being replaced.

           (c) Seller shall conduct its leasing activities substantially consistent with its normal, customary and ordinary leasing practice. Seller covenants to Purchaser that there are no authorized rent concessions with respect to the Leases except as set forth in the Rent Roll or the Leases.

           (d) Seller shall keep the Property insured at all times prior to the Closing under Seller's existing blanket-type insurance policy.

           (e) All vacant apartment units at Closing, other than apartment units vacated within five (5) days prior to Closing, will be "rent ready". Seller and Purchaser agree that during the Review Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment unit shall be representative or a "rent ready" unit by which all other units shall be judged for "rent ready" condition at Closing. In the event Seller and Purchaser can not mutually agree prior to expiration of the Review Period as to a representative apartment for purposes of defining "rent ready", either party shall have the right to terminate the Contract upon notice to the other and upon such event, the Contract shall terminate and the Earnest Money shall be returned to Purchaser, as Purchaser's sole and exclusive remedy.

Notwithstanding the foregoing, Seller has no obligation, express or implied, to make or otherwise pay for any capital improvements to all or any portion of the Property, including, without limitation, any parking lot repairs, painting, handicapped accessibility modifications, Personal Property repair or replacement, roof repair or replacement or any deferred maintenance item; provided, however, Seller will perform all of Seller's routine maintenance obligations.

                                   ARTICLE X

                                    Notices
                                    -------

      Section 10.01. Notices. Any notice, demand or other communication which may or is required to be given under this Contract shall be in writing and shall be: (a) personally delivered; (b) transmitted by United States postage prepaid mail, registered or certified mail, return receipt requested; (c) transmitted by reputable overnight courier service, such as Federal Express; or (d) transmitted by legible facsimile (with answer back confirmation) to Purchaser and Seller as listed below. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date of receipt if delivered personally, (ii) two (2) calendar days after the date of posting if transmitted by registered or certified mail, return receipt requested, (iii) the first (1st) business day after the date of deposit, if transmitted by reputable overnight courier service, or (iv) the date of transmission with confirmed answer back if transmitted by facsimile, whichever shall first occur. A notice or other communication not given as herein provided shall only be deemed given if and when such notice or communication and any specified copies are actually received in writing by the party and all other persons to whom they are required or permitted to be given. Purchaser and Seller may change its address for purposes hereof by notice given to the other parties in accordance with the provisions of this Section, but such notice shall not be deemed to have been duly given unless and until it is actually received by the other parties. Notices hereunder shall be directed as follows:

If to Purchaser:      Cornerstone Realty Group Incorporated
                      306 East Main Street
                      Richmond, Virginia 23219
                      Attention: Gus G. Remppies
                      Telecopy: (804) 782-9302

with copies at the
the same time to:     Zuckerbrod & Taubenfeld
                      575 Chesnut St., P.O. Box 488
                      Cedarhurst, New York 11516
                      Attention: Harry S. Taubenfeld
                      Telecopy: (516) 374-3490
and
                      Brown McCarroll & Oaks Hartine
                      300 Crescent Court,
                      Suite 1400
                      Dallas, Texas 75201
                      Attn: Robert E. Morrison
                      Telecopy: (214) 999-6170

If to Seller:         Paragon Group L.P.
                      7557 Rambler Road,
                      Suite 1200
                      Dallas, Texas 75231
                      Attention: John Berry
                      Telecopy: (214) 891-2065

with copies at
the same time to:     Stutzman & Bromberg,
                      A Professional Corporation
                      2323 Bryan Street, Suite 2200
                      Dallas, Texas 75201
                      Attention: Aguinaldo Valdez
                      Telecopy: (214) 969-4999

and
                      Paragon Residential Services, Inc.
                      7557 Rambler Road,
                      Suite 1200
                      Dallas, Texas 75231
                      Attention: Lynn T. Caldwell
                      Telecopy: (214) 891-2065.


                                   ARTICLE XI

                                  Risk of Loss
                                  ------------

      Section 11.01. Minor Damage. In the event of "minor" loss or damage (being defined for the purpose of this Contract as damage to the Property which is such that the Property could be repaired or restored, in the opinion of an architect reasonably satisfactory to both Seller and Purchaser, to a condition substantially identical to that of the Property immediately prior to the event of damage at a cost equal to or less than $250,000.000), this Contract shall continue in full force and effect and Seller shall assign all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies, including, rental interruption insurance proceeds, or condemnation awards relating to the Property and Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible under any such insurance policy to the extent such deductible is applicable to any such minor loss or damage, but not otherwise.


      Section 11.02. Major Damage. In the event of a "major" loss or damage (being defined as any loss or damage which is not "minor" as defined hereinabove or a condemnation not minor and of a portion of the Property whereby five percent (5%) or more of the parking spaces on the Property are lost), Purchaser shall have the option of either: (a) terminating this Contract by written notice to Seller, in which event the Earnest Money Deposit shall, to the extent delivered to the Title Company, be returned to Purchaser as Purchaser's sole and exclusive remedy, and Seller and Purchaser shall be released from any and all liability hereunder (expressly excluding, however, Purchaser's indemnity of Seller under Section 3.06 which shall survive any termination of this Contract by either party hereto); or (b) proceeding with the Closing, provided Seller shall assign all of Seller's right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies, including, rental interruption insurance proceeds, or condemnation awards relating to the Property and Purchaser shall receive a credit against the Purchase Price in an amount equal to the deductible under any such insurance policy to the extent such deductible is applicable to any such major loss or damage, but not otherwise. Seller agrees to furnish Purchaser written notice of any such damage or loss, including any claims adjuster's estimate, within ten
(10) days after the occurrence of any such damage or loss. In the event Purchaser fails to deliver written notice to Seller of Purchaser's election hereunder, within ten (10) days after Purchaser's receipt of written notice from Seller of the occurrence of a "major" loss or damage, Purchaser shall be deemed to have elected the option set forth under subparagraph (a) of this Section.

      Section 11.03. Risk of Loss. Prior to Closing, full risk of loss with respect to the Property shall remain with Seller. Upon the Closing, full risk of loss with respect to the Property shall pass to Purchaser. There shall be no reduction in the Purchase Price as a result of any loss or damage except as expressly set forth in Section 11.01 or Section 11.02.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

      Section 12.01. Entire Agreement. This Contract constitutes the entire agreement between the parties hereto and supersedes any prior understanding or written or oral agreements between the parties concerning the Property.

      Section 12.02. No Recordation. Neither this Contract nor any memorandum of the terms hereof shall be recorded or otherwise placed of public record and any breach of this covenant shall, unless the party not placing same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under Article VIII.

      Section 12.03. No Rule of Construction. This Contract has been drafted by both Seller and Purchaser and no rule of construction shall be invoked against either party with respect to the authorship hereof or of any of the documents to be delivered by the respective parties at the Closing.

      Section 12.04. Multiple Counterparts; Governing Law. This Contract may be executed in multiple counterparts each of which shall be deemed an original but together shall constitute one and the same instrument, and shall be construed and interpreted under the laws of the State of Texas and all obligations of the parties created hereunder are performable in Dallas County, Texas.

      Section 12.05. Attorneys' Fees. In the event of any litigation or other proceeding brought by either party hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs of suit, and in addition to the foregoing, the non-prevailing party shall, if the dispute involves the return of the Earnest Money Deposit, be solely obligated, without contribution, to pay all reasonable attorneys' fees, costs and expenses incurred by, or asserted against, the Title Company.

      Section 12.06. Assignment. Purchaser may not assign, without the consent of Seller, any of Purchaser's rights and obligations under this Contract, but Purchaser may assign this Contract, without Seller's consent, to Apple Residential Income Trust, Inc. or an entity controlled by one or more of Purchaser's affiliates and/or any of Purchaser's principals. Except as provided in the preceding sentence, Purchaser has no right to assign this Contract and no interest held, directly or indirectly, in Purchaser may be sold, transferred or otherwise conveyed without in each instance the prior written consent of Seller. No such assignment, however, shall release or otherwise relieve Purchaser from its obligations hereunder and under the documents to be executed at the Closing. This Contract and all rights hereunder shall inure to and be binding upon the respective heirs, executors, successors and permitted assigns of Seller and Purchaser.

        Section 12.07. Interpretation. This Contract shall, unless otherwise specified herein, be subject to the following rules of interpretation: (a) the singular includes the plural and the plural the singular; (b) words importing any gender include the other genders; (c) references to persons or entities include their permitted successors and assigns; (d) words and terms which include a number of constituent parts, things or elements, including the terms Improvements, Permitted Exceptions, Personal Property, Intangible Property and Property, shall be construed as referring separately to each constituent part, thing or element thereof, as well as to all of such constituent parts, things or elements as a whole; (e) references to statutes are to be construed as including all rules and regulations adopted pursuant to the statute referred to and all statutory provisions consolidating, amending or replacing the statute referred to; (f) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms; (g) the words "approve" or "consent" or "agree" or derivations or said words or words of similar import mean, unless otherwise expressly provided herein or therein, the prior approval, consent, or agreement in writing of the person holding the right to approve, consent, or agree with respect to the matter in question, and the words "require" or "judgment" or "satisfy" or derivations of said words or words of similar import mean the requirement, judgment or satisfaction of the person who may make a requirement or exercise judgment or who must be satisfied, which approval, consent, agreement, requirement, judgment or satisfaction shall, unless otherwise expressly provided herein or therein, be in the reasonable discretion of the person holding the right to approve, consent or agree or who may make a requirement or judgment or who must be satisfied; (h) the words "include" or "including" or words of similar import shall be deemed to be followed by the words "without limitation"; (i) the words "hereto" or "hereby" or "herein" or "hereof" or "hereunder," or words of similar import, refer to this Contract in its entirety; (j) references to sections, articles, paragraphs or clauses are to the sections, articles, paragraphs or clauses of this Contract; and (k) numberings and headings of sections, articles, paragraphs and clauses are inserted as a matter of convenience only and shall not affect the construction of this Contract.

        Section 12.08. Exhibits and Schedules. The following exhibits and schedules attached hereto shall be deemed to be an integral part of this Contract and are hereby incorporated for all purposes:

            Schedule 1 - list of Personal Property

            Schedule 2 - list of Property Contracts

            Exhibit A -  legal description of the Real Property

            Exhibit B -  form of Deed

            Exhibit C -  form of Assignment of Leases

            Exhibit D -  form of Bill of Sale

            Exhibit E -  form of Closing Memorandum

            Exhibit F -  form of FIRPTA Affidavit

            Exhibit G -  form of Tenant Letter

            Exhibit H -  form of Representation Letter

        Section 12.09. Modifications: Reporting Person. This Contract cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought. Neither Broker nor the Title Company shall be necessary signatories to any such written agreement. Purchaser and Seller hereby designate the Title Company as the "reporting person" pursuant to the provisions of Section 6045(e)) of the Internal Revenue Code, as amended.

        Section 12.10. Time of Essence. Time is of the essence to both Seller and Purchaser in the performance of this Contract, and they have agreed that strict compliance by both of them is required as to any date and/or time set out herein, including, without limitation, the dates and times set forth in Article IV of this Contract. If the final day of any period of time set out in any provision of this Contract falls upon a Saturday, Sunday or a holiday observed by federally insured banks in the State of Texas or by the United States Postal Service, then and in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or holiday. Unless otherwise specified, in computing any period of time described in this Contract, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or holiday in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or holiday. Notwithstanding the foregoing, Purchaser shall have a one-time right to extend the Closing Date for up to thirty (30) days upon five (5) days prior written notice to Seller.

        Section 12.11. No Publicity. Purchaser agrees that, prior to divulging the transactions described in this Contract or publicizing them in any way, it will secure the prior written consent of Seller; provided that the foregoing does not require Seller's consent to any disclosures by Purchaser to Purchaser's lenders, equity owners, attorneys and other advisors.

        Section 12.12. Partial Invalidity. If any term, provision, condition or covenant of this Contract or the application thereof to any party or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Contract, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Contract shall be valid and enforceable to the fullest extent permitted by law, and said invalid or unenforceable term, provision, condition or covenant shall be substituted by a term, provision, condition or covenant as near in substance as may be valid and enforceable.

        Section 12.13. Facsimile Signatures. The parties hereto hereby agree that facsimile signatures by any party shall be fully binding upon and enforceable against such party.

        Section 12.14. Section 1031 Exchange. Purchaser agrees to cooperate with Seller in effecting a Section 1031 exchange, including executing documents required by the exchange trustee or intermediary, provided, however, such cooperation shall be at no cost or liability to Purchaser. Seller agrees to hold Purchaser harmless from any claims resulting from said Section 1031 exchange, including reasonable attorneys' fees. This Section 12.14 shall survive Closing.

        Section 12.15. Seller's Investment Committee. Notwithstanding anything to the contrary contained herein, this Contract and Seller's obligation under this Contract are expressly conditioned upon obtaining the consent and approval of this Contract and the transactions contemplated hereby by Seller's Investment Committee and Seller's Board of Directors. Seller agrees to obtain such approval within ten (10) days of the Effective Date.

        Section 12.16. Purchaser's Investment Committee. Notwithstanding anything to the contrary contained herein, this Contract and Purchaser's obligation under this Contract are expressly conditioned upon obtaining the consent and approval of this Contract and the transactions contemplated hereby by Purchaser's Board of Directors. Purchaser agrees to obtain such approval prior to the expiration of the Review Period.

        IN WITNESS WHEREOF, this Contract has been executed by Purchaser and Seller on the dates written below.

SELLER:

PARAGON GROUP L.P.,
a Delaware limited partnership

By: Paragon Group
    GP Holdings, Inc.,
    a Delaware corporation

By:    /s/ John Berry
      -----------------------
Name:      John Berry
      -----------------------
Title:       S.V.P.
      -----------------------


PURCHASER:

CORNERSTONE REALTY GROUP INCORPORATED,
a Virginia corporation

By:     /s/ S. J. Olander
      -------------------------
Name:       S. J. Olander
      -------------------------
Title:        S.V.P.
      -------------------------